TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of May 26, 2005, by and between CIRTRAN CORPORATION, a Nevada corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:

         WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"), a Registration Rights Agreement (the "Registration Rights Agreement"), an Escrow Agreement (the "Escrow Agreement"), and a Placement Agent Agreement (the "Placement Agent Agreement", and collectively with the Standby Equity Distribution Agreement, the Registration Rights Agreement and the Escrow Agreement, the "Transaction Documents").

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, conditions and covenants contained herein and in the Transaction Documents, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination. The Transaction Documents, and the respective rights and obligations of the parties therein contained, are hereby terminated in their entirety and therefore, none of the parties to the Transaction Documents shall have any rights or obligations thereunder or with respect to the Transaction Documents, except as provided in Section 2 hereof.

2. Fees. The Investor (as such term is defined in the Transaction Documents) shall retain any and all fees, including without limitation, the Commitment Fees and Structuring Fees set forth in the Transaction Documents.


         [SIGNATURE PAGE FOLLOWS; REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

CIRTRAN CORPORATION                     CORNELL CAPITAL PARTNERS, LP

By: /s/ Iehab Hawatmeh                  By: Yorkville Advisors, LLC
Name: Iehab Hawatmeh                    Its: General Partner
Title: President
                                        By: /s/
                                        Name:    Mark A. Angelo
                                        Title:   Portfolio Manager